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                                                                   Exhibit 10.12

                            SECURED PROMISSORY NOTE

$3,228,000                                                  June 30, 1999
                                                            Chicago, Illinois

     FOR VALUE RECEIVED, the undersigned, C. RUDY PURYEAR, ("Borrower"), hereby unconditionally promises to pay to the order of LANTE CORPORATION, an Illinois corporation ("Lender"), at the office of Lender at 161 North Clark Street, Suite 4900, Chicago, Illinois 60601, or at such other place as the holder ("Holder") of this Secured Promissory Note (this "Note") may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of THREE MILLION TWO HUNDRED TWENTY-EIGHT THOUSAND AND NO/100 DOLLARS ($3,228,000). The outstanding principal amount of the Note and all accrued, but unpaid, interest hereunder shall be due and payable on the earlier to occur of (a) June 30, 2005, or (b) the date which is three (3) years from the occurrence of a Liquidity Event (as defined herein). This Note is secured by the Collateral, as defined in that certain Pledge Agreement of even date herewith between Borrower and Lender ("Pledge Agreement").

     1. Interest. Interest on the unpaid principal balance of this Note shall accrue from the date hereof at the fixed rate of 5.37% per annum (the "Interest Rate"), compounded annually. If Lender, in its sole discretion so elects, following the occurrence and during the continuance of an Event of Default (as defined below), interest on the unpaid principal balance of this Note shall accrue at a rate (the "Default Rate") equal to the Interest Rate plus 7%.

     2. Prepayment. Borrower shall have the right to prepay this Note, in whole or in part, at any time without premium or penalty. All payments hereunder shall be applied in the following order of priority: (a) first, toward the payment of interest which has accrued on the outstanding principal balance of this Note; (b) next, toward payment of any costs of collection as provided herein; and (c) last, toward payment of the outstanding principal of this Note.

     3. Event of Default. The following shall constitute an "Event of Default" under this Note: failure to pay any amounts owed pursuant to this Note within 10 calendar days after such payment is due. Lender's rights, remedies and powers, as provided in this Note and the Pledge Agreement are cumulative and concurrent and may be pursued singly, successively or together against Borrower, the Collateral and any other security given at any time to secure the payment hereof, all at the sole discretion of Lender. Additionally, Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Lender's sole discretion. Failure of Lender at any one time, for a period of time or on more than one occasion to exercise any of its rights or remedies hereunder or at law or in equity shall not constitute a waiver of the right to exercise the same right or remedy at any time thereafter. Any and all waivers must be in writing to be effective. This Note is recourse against the Borrower.

     4. Cost of Collection. If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Borrower hereby promises and agrees to pay all costs of
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collection, including attorneys' fees and court costs, if Lender prevails in the suit or action; and Lender hereby promises and agrees to pay all of Borrower's attorney's fees and court costs if Borrower prevails in the suit or action.

     5. Waivers. Borrower hereby waives presentment for payment, protest and demand, and notice of demand, protest, dishonor and nonpayment of this Note. To the extent permitted by applicable law, Borrower also waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default and prior to the exercise by Lender of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

     6. Excess Interest. Notwithstanding any provision to the contrary contained in this Note, Borrower shall not be required to pay and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, then in such event: (a) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (i) applied as a credit against the outstanding principal balance of the Note or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing; (b) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Note and the Pledge Agreement shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (c) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest.

     7. Choice of Law. THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.

     8. Miscellaneous. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors, assigns, heirs and estates. The provisions of this Note shall be binding upon and shall inure to the benefit of successors, assigns, heirs and estates.

     9. Liquidity Event. For purposes hereof, a "Liquidity Event" shall mean an initial public offering or any follow-on public offering; a sale of in excess of 50% of the capital stock of the Company held by its shareholders to an unaffiliated third party; any reorganization, consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's outstanding securities having the right to vote in the election of directors would be converted into cash, securities or other property; or any sale,

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lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

     IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first written above.

                                    /s/ C. Rudy Puryear
                                    ____________________________
                                    C. Rudy Puryear

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